Exhibit 1.1

[                ] Shares

MICHAEL KORS HOLDINGS LIMITED

ORDINARY SHARES

UNDERWRITING AGREEMENT

March [    ], 2012

March [    ], 2012

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

As Representatives of the several Underwriters

named in Schedule II hereto

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain shareholders of Michael Kors Holdings Limited, a company organized under the laws of the British Virgin Islands (the “Company”), named in Schedule I hereto (the “Selling Shareholders”) severally (and not jointly) propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [ ] ordinary shares of no par value of the Company (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [                ] ordinary shares of no par value of the Company (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The outstanding ordinary shares of no par value of the Company are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective (the “Effective Date”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC (“Morgan Stanley”) that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) as of [            ] [a./p.]m. on the date hereof (the “Applicable Time”), the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an entity in good standing under the laws of the British Virgin Islands, has the requisite corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The certificate of incorporation, by-laws, memorandum and articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable British Virgin Islands law and are in full force and effect. No change will be made to any such constitutive or organizational documents on or after the date of this Agreement through and including the Closing Date.

(e) Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company has been duly incorporated or formed, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated, formed or qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Registration Statement (including the exhibits thereto) and the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except liens securing the Company’s $100.0 million asset-backed revolving credit facility (the “Credit Facility”) and where the existence of such liens, encumbrances or claims would not have a Material Adverse Effect. The certificate of incorporation, by-laws, memorandum and articles of association and other constitutive or organizational documents of each significant subsidiary comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Ordinary Shares have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive, resale, right of first refusal or similar rights of any securityholder.

(i) The Ordinary Shares are freely transferable by the Selling Shareholders to the Underwriters and there are no restrictions on subsequent transfers of the Ordinary Shares under the laws of the British Virgin Islands. No holder of Ordinary Shares is or will be subject to personal liability solely by reason of being such a holder.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or memorandum and articles of association of the Company or the constitutive or organizational documents of its significant subsidiaries, (iii) any agreement or other instrument binding upon the Company or any of its significant subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, except for any contravention in clauses (i) and (iii) that would not have a Material Adverse Effect or that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained or made for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or such others as have been obtained.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings described in all material respects in the Time of Sale Prospectus and other than proceedings that would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of each of clauses (i) through (iii) above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(q) Except as disclosed in the Registration Statement and the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) None of the Company, any of its subsidiaries, directors or executive officers and, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of the British Virgin Islands and jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, directors or executive officers and, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) For the past five years the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, which liabilities, obligations or transactions would have a Material Adverse Effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in the case of each of clauses (i), (ii) and (iii) as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus, liens securing the Company’s Credit Facility or such as would not have a Material Adverse Effect;

and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Time of Sale Prospectus.

(w) Except as described in the Registration Statement and the Time of Sale Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, rights of publicity and other intellectual property rights (collectively, “Intellectual Property Rights”) necessary to, or used in, their respective businesses as currently operated or proposed to be operated, except where the failure to so own or possess such Intellectual Property Rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging infringement of or conflict with any Intellectual Property Rights of others, or challenging the validity, scope or enforceability of any Intellectual Property Rights of the Company and its subsidiaries, except in each case where an unfavorable decision, ruling or finding with respect to such allegation or challenge would not have a Material Adverse Effect. The operation of the respective businesses of the Company and its subsidiaries does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of others in any material respect. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property Right of the Company and its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. The Company is not aware of any specific facts that would support a finding that any Intellectual Property Right owned by or licensed to the Company or any of its subsidiaries is invalid or unenforceable and, to the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable, except where the failure of such Intellectual Property Rights to be valid and enforceable would not have a Material Adverse Effect.

(x) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except for any such dispute that would not have a Material Adverse Effect, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(y) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for the refusal of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certifications, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(aa) Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Company and each of its subsidiaries have filed all U.S. federal, U.S. state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any asserted or threatened tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(dd) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ee) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as required under the Credit Facility and as described in or contemplated by the Time of Sale Prospectus and the Prospectus. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the British Virgin Islands be paid in United States dollars and may be freely transferred out of the British Virgin Islands. All such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the British Virgin Islands.

(ff) Except as disclosed in the Time of Sale Prospectus, no stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Underwriters to the British Virgin Islands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or (2) the issuance, sale or delivery of the Shares to the Underwriters.

(gg) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the

British Virgin Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the British Virgin Islands.

(hh) Based on current law and on the Company’s current operations and future projections, the Company does not believe it will be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year and does not expect to be treated as a PFIC for any subsequent taxable year. Although the Company intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, the Company can make no assurances that the nature of its operations will not change in the future.

(ii) The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands and will be honored by courts in the British Virgin Islands. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(jj) The submission by the Company in Section 17 of this Agreement to the non-exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of the British Virgin Islands.

(kk) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by British Virgin Islands courts, without re–examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the British Virgin Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any British Virgin Islands court at the time the lawsuit is instituted in the foreign court.

(ll) Upon execution and delivery, this Agreement will be in proper legal form under the laws of the British Virgin Islands for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws; and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of the British Virgin Islands.

(mm) It is not necessary under the laws of the British Virgin Islands that any Underwriter be licensed, qualified or entitled to carry on business in the British Virgin Islands to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the British Virgin Islands. The Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the British Virgin Islands solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(nn) The Company is in full compliance with all applicable British Virgin Islands securities rules and regulations, except to the extent failure to comply could not result in a material adverse effect on the consummation of the transactions contemplated hereunder or on the ability of the Company to perform its obligations under or in respect of this Agreement.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws or other constitutive or organizational documents of such Selling Shareholder (if such Selling Shareholder is a legal entity), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i) and (iii) for such contravention that would not have a material adverse effect on the ability of such Selling

Shareholder to consummate the transactions contemplated hereby, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except (A) such as may be required by the Securities Act, the Exchange Act and the securities or Blue Sky laws of the various states and (B) such others as have been obtained in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has (or, upon the exercise of vested stock options into Ordinary Shares, will have on or prior to the Closing Date), and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) enforceability of any indemnification or contribution provision that may be limited under the federal and state securities laws.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (w) the Underwriters are purchasing such Shares without notice of any adverse claim, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, any broadly available road show, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[        ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Underwriters, severally and not jointly, and the Underwriters shall have the right to purchase, severally and not jointly, up to [    ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to (i) any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares plus (ii) any withholding required by law. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. On each Option Closing Date, the number of Additional Shares to be purchased from each Selling Shareholder by the Underwriters shall equal the number of Additional Shares to be purchased from the Selling Shareholders collectively multiplied by the fraction obtained by dividing the number of Firm Shares to be sold by such Selling Shareholder, as indicated on Schedule I hereto, by the total number of Firm Shares, as indicated on Schedule I hereto (subject to such adjustments to eliminate fractional shares as you may determine).

The Company and each Selling Shareholder hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of the Prospectus:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Ordinary Shares, or

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, or

(3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or

(4) publicly announce any intention to engage in any of the transactions described in clauses (1) through (3) above,

whether any of the transactions described in clauses (1) through (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by a Selling Shareholder relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the initial public offering of the Company, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions (other than a filing on Form 5 made when required), (d) issuances of Ordinary Shares or any security convertible into Ordinary Shares as consideration for, or partial consideration for, acquisitions or business combinations or in connection with the formation of joint ventures, strategic partnerships or other collaborations, and the filing of any registration statements on Form S-4 in connection with such issuances; provided that such issuances are limited to 5% of the Company’s outstanding Ordinary Shares immediately following the completion of the offering of the Shares; provided, further, that the recipient of such Ordinary Shares shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder, (e) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares pursuant to a will, other testamentary document or applicable laws of descent, (f) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (g) distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to limited partners, members or stockholders of the Selling Shareholder or to the Selling Shareholder’s affiliates or to any investment fund or other entity controlled or managed by the Selling Shareholders; provided that in the case of any transfer or distribution pursuant to clause (e), (f) or (g), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a)

of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Selling Shareholders or the Company, or (i) transfers of Ordinary Shares from a Selling Shareholder to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Ordinary Shares issued upon the exercise of an option or warrant or the conversion of a security. In addition, each Selling Shareholder agrees that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, except if such demand or exercise of registration rights does not require or permit any public filing or other public disclosure to be made in connection therewith until 90 days after the date of the Prospectus. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[        ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March [    ], 2012, or at such other time on the same or such other date, not later than March [    ], 2012, as shall be designated in writing by you. The time and date of such payment are herein referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ten business days after your option to purchase the Additional Shares expires, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [        ] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries, parents or affiliates, by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, outside counsel for the Company, dated the Closing Date, in substantially the forms as set forth in Exhibits A and B hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, dated the Closing Date, in substantially the form as set forth in Exhibit C hereto.

(e) The Underwriters shall have received on the Closing Date such additional opinion letters with respect to foreign domiciled Selling Shareholders as previously agreed to by the parties to be delivered by appropriate foreign counsel in such previously mutually agreed form between such foreign counsel and Davis Polk & Wardwell LLP, counsel for the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in the form mutually agreed upon between the Representatives and Davis Polk & Wardwell LLP.

(g) The Underwriters shall have received on the Closing Date an opinion of Harney Westwood & Riegels, British Virgin Islands Counsel to the Company, dated the Closing Date, in substantially the form as set forth in Exhibit D hereto.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and certain security holders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) Each Underwriter shall have received the certificate described in Section 7(i), if applicable, from the Company.

(k) Each Underwriter shall have received a Form W-9 or Form W-8, as described in Section 8, from each Selling Shareholder.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, eight conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To use commercially reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenant of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses of the Company and the Selling Shareholders in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (to the extent not rebated), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonably incurred expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause

(iv) of this Section 9, of $30,000), (iv) all filing fees and the reasonable and documented fees and disbursements of one firm of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (FINRA) (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (iii) of this Section 9, of $30,000), (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement , and (ix) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. In connection with clause (ii) of the preceding sentence, the Representatives agree to pay the New York State stock transfer tax, and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, and half of the cost of any aircraft chartered in connection with the road show as described in clause (vii) above.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any

Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be several and not joint and limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement after deducting underwriting commissions (but before any taxes and expenses which may be payable by such Selling Shareholder).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be in the reasonable judgment of counsel inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11(e) are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and not joint and limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement after deducting underwriting commissions (but before any taxes and expenses which may be payable by such Selling Shareholder).

(f) The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange and the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements reasonably satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, other than pursuant to Section 12(i), (iii), (iv) or (v) or this Section 13, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this

Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Submission to Jurisdiction; Appointment of Agent for Service. The Company and each of the Selling Shareholders hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby. The Company and each of the Selling Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each of the Selling Shareholders irrevocably appoint Michael Kors (USA), Inc., located at 11 West 42nd Street, 28th Floor, New York, New York 10036, Attention: General Counsel, as their authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent, and written notice of said service to each of the Selling Shareholders by the person serving the same to each of the Selling Shareholders at their respective addresses set forth on Schedule I hereto, shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and the Selling Shareholders in any such suit or proceeding. The Company and each of the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, 4th Floor, New York, New York 10179, Attention: Equity Syndicate Desk (telecopier 212-648-8358); Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Company shall be delivered, mailed or sent to 11 West 42nd Street, 28th Floor, New York, New York 10036, Attention: General Counsel; and if to the Selling Shareholders shall be delivered, mailed or sent to their addresses set forth on Schedule I hereto.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours,

Michael Kors Holdings Limited

By:
Name:
Title:

The Selling Shareholders named in

      Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in

Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

SCHEDULE I

Selling Shareholder and Address	Number of Firm Shares to be Sold
[ ]	[	]
Total:	[	]

I-1

SCHEDULE II

Underwriter	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	[	]
J.P. Morgan Securities LLC	[	]
Goldman, Sachs & Co.	[	]

Total:	[	]

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued March [ ], 2012.

2.	Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act: [ ].

3.	Pricing Information Conveyed Orally by the Underwriters:

a.	Firm Shares offered by the Selling Shareholders: [ ]

b.	Additional Shares offered by the Selling Shareholders: [ ]

c.	Price to Public: $[ ] per Share

III-1

EXHIBIT A

1. Each Delaware Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Each Delaware Subsidiary has all necessary corporate power and authority to own and hold its properties and conduct its business as described in the Registration Statement.

2. All of the issued and outstanding shares of the common stock of each Delaware Subsidiary are validly issued, fully paid and non-assessable.

3. The Underwriting Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company.

4. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Tax Considerations – U.S. Federal Income Tax Consequences,” to the extent they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under the heading in all material respects.

5. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included in or omitted from either of them, as to which we express no opinion.

6. We do not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which has not been so filed.

7. The execution and delivery of the Underwriting Agreement, the compliance by the Company with all of the provisions of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) breach or result in a default under any agreement or instrument listed on Schedule B to this opinion or (ii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (i) and (ii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case, which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting

Agreement, except that, “Applicable Law” does not include federal securities laws, the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various states.

8. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law for the issuance or sale of the Shares or the performance by the Company of its obligations under the Underwriting Agreement. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

9. The Company is not and, after giving effect to the offering and sale of the Shares will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

10. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

11. Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 17 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in the Underwriting Agreement; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company. This opinion (11) is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

Schedule A

Delaware Subsidiaries

Michael Kors (USA) Holdings, Inc.

Michael Kors (USA), Inc.

Michael Kors Retail, Inc.

Michael Kors Stores (California), Inc.

Michael Kors, L.L.C.

Schedule B

Material Agreements

Restructuring Agreement, dated as of July 7, 2011, by and among Michael Kors Holdings Limited, John Idol, SHL-Kors Limited, Michael Kors, SHL Fashion Limited, Michael Kors (USA), Inc., Michael Kors Far East Holdings Limited, Sportswear Holdings Limited, Littlestone, Northcroft Trading Inc., Vax Trading, Inc., OB Kors LLC, John Muse, Muse Children’s GS Trust, JRM Interim Investors, LP and Muse Family Enterprises.

Credit Agreement, dated as of September 15, 2011, among Michael Kors (USA), Inc., the foreign subsidiary borrowers party thereto, the lenders party thereto, the guarantors party thereto, J.P. Morgan Chase Bank, N.A. and Wells Fargo Bank, National Association.

Subscription Agreement, dated as of July 7, 2011, among Michael Kors Holdings Limited and certain shareholders of Michael Kors Holdings Limited.

Shareholders Agreement, dated as of July 11, 2011, among Michael Kors Holdings Limited and certain shareholders of Michael Kors Holdings Limited.

Voting and Lock-Up Agreement, dated as of July 11, 2011, among Michael Kors Holdings Limited and certain shareholders of Michael Kors Holdings Limited.

Licensing Agreement, dated as of April 1, 2011, between Michael Kors, L.L.C. and Michael Kors (HK) Limited.

Licensing Agreement, dated as of April 1, 2011, between Michael Kors, L.L.C. and Michael Kors Trading Shanghai Limited.

Amended and Restated Employment Agreement, dated as of July 7, 2011, by and among Michael Kors (USA), Inc., Michael Kors Holdings Limited, Michael D. Kors and Sportswear Holdings Limited, as amended on December 1, 2011.

Amended and Restated Employment Agreement, dated as of July 7, 2011, by and among Michael Kors (USA), Inc., Michael Kors Holdings Limited, John D. Idol and Sportswear Holdings Limited, as amended on December 1, 2011.

Employment Agreement, dated as of January 5, 2004, by and among Michael Kors (USA), Inc., SHL Fashion Limited and Joseph B. Parsons, as amended on December 1, 2011.

Employment Agreement, dated as of December 2, 2003, by and among Michael Kors (USA), Inc., SHL Fashion Limited and Lee S. Sporn, as amended on December 1, 2011.

EXHIBIT B

In the course of acting as special United States counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or omitted therefrom, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Pricing Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or omitted therefrom, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Prospectus was issued or at the Closing Date, the Prospectus (except for the financial statements, financial statement schedules and other financial data included or omitted therefrom, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

1. The Delaware Selling Shareholder has duly authorized a Power-of-Attorney and a Custody Agreement.

2. The Delaware Selling Shareholder has duly executed and delivered a Power-of-Attorney. The Power-of-Attorney of each Selling Shareholder is a valid and legally binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except that the enforceability of the Power-of-Attorney may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions may be unenforceable.

3. A Custody Agreement has been duly executed and delivered by or on behalf of the Delaware Selling Shareholder. The Custody Agreement of each Selling Shareholder is a valid and legally binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except that the enforceability of the Custody Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions may be unenforceable.

4. The Delaware Selling Shareholder has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares.

5. The Underwriting Agreement has been duly authorized by the Delaware Selling Shareholder and has been duly executed and delivered by or on behalf of each Selling Shareholder.

6. With respect to each Selling Shareholder, the sale of the Shares to be sold by such Selling Shareholder under the Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of the Underwriting Agreement, the Power-of-Attorney and the Custody Agreement with respect to such Shares will not (a) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, other than any breaches or defaults that could not reasonably be expected to materially adversely affect such Selling

Shareholder’s ability to consummate the transactions contemplated by the Underwriting Agreement, (b) violate in the case of a Delaware Selling Shareholder such Delaware Selling Shareholder’s Entity Documents and (c) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, other than any violation that could not reasonably be expected to materially adversely affect such Selling Shareholder’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means the Delaware General Corporation Law (the “GCL”), the Delaware Revised Uniform Limited Partnership Act (the “LPA”), the Delaware Limited Liability Company Act (the “LLCA”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include federal securities laws, the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various States.

7. With respect to each Selling Shareholder, to our knowledge, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholders thereunder, except for the filings (if any) by the Selling Shareholders with the Securities and Exchange Commission required pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authorities” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, New York or the United States of America.

8. Assuming each Underwriter acquires its interest in the Shares it has purchased from the Selling Shareholders under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York on the date of this letter (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, (ii) The Depository Trust Company or such other securities intermediary shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the NY-UCC (assuming that The Depository Trust Company or such other securities intermediary has no notice of an adverse claim within the meaning of Section 8-105 of the NY-UCC and that The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC or such other securities intermediary is a securities intermediary with the meaning of Section 8 102(14) of the NY-UCC), and (iii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.

9. Under the laws of the State of New York relating to submission to jurisdiction, the Selling Shareholders have, pursuant to Section 17 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, and have validly and irrevocably appointed the Authorized Agent as their authorized agent for the purpose described in the Underwriting Agreement; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Selling Shareholders. This opinion (9) is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

EXHIBIT D

(a) Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b) Capacity and Power. The Company has full capacity to enter into and perform its obligations under the Underwriting Agreement and the Company has taken all necessary action to authorise its entry into the Underwriting Agreement and the exercise of its rights and the performance of its obligations under the Underwriting Agreement. The Company also has the power and capacity to own its property and to conduct its business as described in the Registration Statement.

(c) Due Execution. The Underwriting Agreement has been duly executed for and on behalf of the Company.

(d) Valid and Binding. The Underwriting Agreement will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

(e) Consents. No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of its obligations and the exercise of its rights pursuant to the Underwriting Agreement.

(f) Non-conflict. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations and the exercise of any of its rights pursuant to the Underwriting Agreement do not and will not conflict with:

(i) any law or regulation of the British Virgin Islands; or

(ii) the Memorandum and Articles of Association of the Company.

(g) Stamp Duty. No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Underwriting Agreement.

(h) Interest. There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Underwriting Agreement.

(i) Withholding. The Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Underwriting Agreement.

(j) Exchange Controls. There are no government controls or exchange controls in relation to the observance by the Company of its obligations under the Underwriting Agreement.

(k) Judgment Currency. Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Underwriting Agreement is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

(l) Enforcement of Judgments. There is no statutory registration regime in the British Virgin Islands for judgments of the courts of the State of New York (the “Courts”). However, any final and conclusive monetary judgment for a definite sum obtained against the Company in the Courts in respect of the Underwriting Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i) the Courts had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii) the judgment given by the Courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii) the judgment was not procured by fraud;

(iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(m) Sovereign Immunity. The Company is not entitled to claim immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Underwriting Agreement and the execution of the Underwriting Agreement and performance of its obligations under the Underwriting Agreement by the Company constitute private and commercial acts.

(n) Adverse Consequences. Under the laws of the British Virgin Islands, the Underwriters will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, and performance of the Underwriting Agreement nor is it necessary for the execution, performance and enforcement of the Underwriting Agreement that the Underwriters be authorised or qualified to carry on business in the British Virgin Islands.

(o) Choice of Law and Jurisdiction. The choice of the law of the State of New York as the proper law of the Underwriting Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Underwriting Agreement as the proper law thereof and the submission by the Company to the jurisdiction of the courts of the State of New York and the nomination by the Company of an agent in the State of New York to accept service of process in respect of proceedings before such courts are valid.

(p) Registrations. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company or the rights of the Underwriters under the Underwriting Agreement that they or any other document be notarised, filed, registered or recorded in the British Virgin Islands.

(q) Pari Passu Obligations. The obligations of the Company under the Underwriting Agreement constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

(r) Shares. The Company is authorised to issue a maximum of 650,000,000 Ordinary Shares with no par value of a single class.

(s) The Offered Shares. Based upon the Director’s Certificate, the Offered Shares have been validly allotted and issued, fully paid and non-assessable.

(t) The Ordinary Shares. Based upon the Director’s Certificate, all of the Ordinary Shares of the Company issued and outstanding prior to the offering of the Offered Shares have been duly authorised and validly issued, fully paid and non-assessable.

(u) Share Capital. The “Description of Share Capital” in the Registration Statement constitutes a fair and accurate summary in all material respects of the laws of the British Virgin Islands and the Company’s Memorandum and Articles of Association.

(v) High Court Searches. No court proceedings pending against the Company are indicated by our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(f)(iii).

(w) Registry Searches. On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court

Registry referred to at paragraphs 2(f)(ii) and (iii) respectively, no currently valid order or resolution for liquidation of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Registry of Corporate Affairs, but it should be noted that (i) failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver, and (ii) a liquidator has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs.

(x) Registered Office. In addition to contractual modes of service, service of process in the British Virgin Islands on the Company may be effected by leaving at the Registered Office of the Company the relevant document to be served. On the basis of our search of the British Virgin Islands Registry of Corporate Affairs referred to at paragraph 2(f)(ii) the registered office of the Company is at Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

EXHIBIT E

FORM OF LOCK-UP LETTER

            , 2012

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

c/o  Morgan Stanley & Co. LLC

       1585 Broadway

       New York, New York 10036

c/o  J.P. Morgan Securities LLC

       383 Madison Avenue, 4th Floor

       New York, New York 10179

c/o  Goldman, Sachs & Co.

       200 West Street

       New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives (the “Representatives”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Michael Kors Holdings Limited, a company organized under the laws of the British Virgin Islands (the “Company”), and certain shareholders of the Company named in Schedule I to the Underwriting Agreement (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several underwriters party thereto (the “Underwriters”) of ordinary shares (the “Shares”) of no par value of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”):

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Ordinary Shares,

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, or

(3) publicly announce any intention to engage in any of the transactions described in clause (1) or (2) above,

whether any of the transactions described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) the sale of Ordinary Shares or any security convertible into Ordinary Shares pursuant to the terms of the Underwriting Agreement, (b) the exercise of an option or warrant to the extent the securities acquired upon exercise are sold pursuant to the terms of the Underwriting Agreement, (c) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the initial public offering of the Company, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions (other than a filing on Form 5 made when required), (d) transfers of Ordinary Shares or any security convertible into Ordinary Shares pursuant to a will, other testamentary document or applicable laws of descent, (e) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (f) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (i) each recipient shall sign and deliver a lock-up letter substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence (other than a filing on Form 5 made when required), (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, or (h) transfers of Ordinary Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Ordinary Shares issued upon the exercise of an option or warrant or the conversion of a security. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, except if such demand or exercise of registration rights does not require or permit any public filing or other public disclosure to be made in connection therewith until 90 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, (i) if any person who is a shareholder of the Company as of the date of this agreement (an “Existing Shareholder”) is released, in full or in part, from any of the foregoing restrictions in connection with a transfer of Ordinary Shares, then the remaining Existing Shareholders shall automatically be released on the same terms from such restrictions pro rata on the basis of the relative number of Ordinary Shares owned by such Existing Shareholders; and (ii) if any of the foregoing restrictions is modified in a manner favorable to an Existing Shareholder, then the lock-up agreement of the remaining Existing Shareholders shall automatically be modified in the same manner. The Representatives shall use reasonable efforts to provide notice to the undersigned upon the occurrence of an event under clause (i) or clause (ii), provided that the failure to give such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) termination of the Underwriting Agreement prior to the sale of any Ordinary Shares to the Underwriters, (ii) written notification by the Company and the Selling Shareholders that they do not intend to proceed with the Public Offering and (iii) May 31, 2012, in the event that the Public Offering has not been completed prior to such date.

[Signature Page Follows]

Very truly yours,

(Signature)

(Name)

(Address)